EXHIBIT 32
CERTIFICATION PURSUANT TO SECTION 906 OF
THE SARBANES OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with this report on Form 10-K for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Steven J. Johnston, the chief executive officer, and Michael J. Sewell, the chief financial officer, of Cincinnati Financial Corporation each certifies that, to the best of his knowledge:
1.    the report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.    the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Cincinnati Financial Corporation.

Date: February 24, 2022

/S/ Steven J. Johnston
Steven J. Johnston, FCAS, MAAA, CFA, CERA
Chairman, President and Chief Executive Officer

/S/ Michael J. Sewell
Michael J. Sewell, CPA
Chief Financial Officer, Senior Vice President and Treasurer
(Principal Accounting Officer)